EXHIBIT 10.16
                                                            EXECUTION COPY

                   TERMINATION AND CONSULTING AGREEMENT
                   ____________________________________

          This Termination and Consulting Agreement ("Agreement") entered into as of the 29th day of February, 2000, by and between, JACKPOT ENTERPRISES, INC. a Nevada corporation (inclusive of its subsidiaries and affiliates, the "Company" or the "Employer"), and DON R. KORNSTEIN (the "Executive").

          WHEREAS, Executive is currently employed by the Employer as President and Chief Executive Officer pursuant to an Employment Agreement, dated as of September 8, 1994, as amended (the "Employment Agreement"), and is currently serving as a member of the Board of Directors of Employer (the "Board");

          WHEREAS, Employer and Executive have mutually agreed that Executive's employment with the Employer shall terminate effective as of February 29, 2000 (the "Termination Date");

          WHEREAS, Employer and Executive desire fully and finally to settle all matters arising out of the employment of Executive by Employer, including without limitation, any rights or obligations under the Employment Agreement and under any employee benefit and executive compensation plans of Employer, that have arisen or might arise between them; and

          WHEREAS, Employer desires to ensure Executive's continued availability to the Employer during the Consulting Period (as hereinafter defined) and Executive is desirous of providing consulting services to Employer on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the promises and of the release, representations, mutual covenants and obligations herein contained, the parties hereto agree as follows:

          i.  Termination of Employment, etc.  Effective as of the
              _______________________________
Termination Date, Executive shall step down as President and Chief Executive Officer, hereby resigns as a member of the Board and shall cease to be an employee of the Company.

          ii.  Compensation, etc. Upon Termination.
               ____________________________________

            A. Employer and Executive acknowledge and agree that, for purposes of the Employment Agreement, Executive's employment shall be deemed to have been terminated under circumstances entitling him to benefits pursuant to Section 6(c) of the Employment Agreement.
Accordingly, the parties agree that, in full settlement of Executive's rights under the Employment Agreement, Employer shall pay or shall cause to be paid to Executive and shall provide benefits to Executive, as set forth in Section 6(c) of the Employment Agreement, as follows:

              (i) Employer shall pay all Accrued Obligations (as defined in Section 6(a)(i) of the Employment Agreement) to the Termination Date.

 Such Accrued Obligations, if any, shall be paid or provided in accordance with the terms of the applicable plan or program of the Employer, provided, however, that in accordance with Section 6(c)(3) of the Employment Agreement, Executive shall be treated as if he had continued in employment until the third anniversary of the Termination Date for purposes of computing benefits payable to the Executive under all Benefits Plans (as defined in the Employment Agreement) in which Executive currently participates;

               (ii) Employer shall pay to Executive on the Termination Date a lump sum cash payment of $334,000, representing the Pro Rata Bonus (as defined in the Employment Agreement); and a lump sum cash payment of $71,419, representing Executive's earned but unused vacation pay;

               (iii) Employer shall pay to Executive on the Termination Date a lump sum cash payment of $2,501,000, representing the severance amount of 36 months base salary and three times the "Average Bonus" payable under Section 6(c)(2) of the Employment Agreement;

               (iv) Executive shall be entitled to receive from Employer, throughout the Consulting Period (as hereinafter defined) and for a period of thirty-six (36) months thereafter, the same medical coverage, disability coverage and life insurance as are currently in effect for Executive and his dependents, subject, however, to reduction to the extent Executive obtains similar coverage from a subsequent employer, and Executive hereby acknowledges that the first 18 months of such medical coverage is in full satisfaction of all of Employer's obligations under COBRA and, in consideration thereof, whether or not reduced subsequently, Executive waives any and all rights to COBRA from Employer;

                (v) As of the Termination Date, all currently outstanding options held by Executive to acquire shares of Common Stock of Employer shall become fully vested and exercisable and shall remain exercisable until the earlier of (1) 18 months from the end of the Consulting Period or (2) the expiration date of the term of the applicable stock option;

               (vi) To the extent properly documented and substantiated in accordance with Company policy, Employer shall promptly reimburse Executive for all outstanding business expenses incurred by Executive, in accordance with Section 4(e) of the Employment Agreement; and

               (vii) In full satisfaction and discharge of Employer's obligation to provide "outplacement" for Executive under
     Section 6(c)(6) of the Employment Agreement, through December
     31, 2000, Executive shall continue to be provided by Employer with office space (although not necessarily his present office), his current administrative assistant (although not on an exclusive basis), office supplies, support services and other facilities and services at the level currently provided to Executive by Employer.

All of the foregoing payments and benefits shall be subject to any applicable federal, state and local income tax withholding.

               a. As further consideration for the covenants and obligations of Executive under this Agreement, including but not limited to Executive's "Release" of the Company and its directors, officers, employers and affiliates (as hereafter provided) and Executive's agreement to perform the consulting services described in Section 3 hereof,

               (i) Employer shall continue to provide to Executive the leased automobile currently provided to Executive for the remainder of the current lease term which terminates on March
     7, 2001, and shall pay all costs and expenses for insurance coverage of such automobile, subject to reimbursement by Executive in accordance with current practice; and

               (ii) Executive shall be entitled to retain the laptop computer, cellular phone and personal organizer purchased by Employer for his use, but Executive shall bear all costs associated with maintaining such equipment and any computer information services.

          iii.  Consulting Services.

             (i)    During the period commencing on the Termination Date
through and including April 30, 2000, Employer shall retain the
Executive for, and the Executive agrees to perform, such consulting services relating to renegotiation of the Company's current contractual arrangement with RiteAid Corporation as may be requested by the Board upon reasonable advance notice to Executive; provided, that such services shall not unreasonably interfere with other business endeavors of the Executive.
Following April 30, 2000, the Company may elect, by written notice to Executive, to extend the aforementioned consulting period on a month-to-month
basis with the consent of the Executive.   The initial two-month consulting
period, as such period may be extended, is referred to herein as the "Consulting Period." Executive shall perform the consulting services personally and shall not delegate them to another person without the express written consent of the Board. The Executive agrees to cooperate with his successor or successors and the Employer during the Consulting Period.

             (ii) In consideration of the performance of consulting services under this Section 3, Executive acknowledges receipt of a consulting fee for the initial two-month consulting period, in the amount of $60,417. Consulting fees to which Executive shall be entitled with respect to the remainder of the Consulting Period shall be mutually agreed upon by the Company and the Executive.

             (iii) Executive shall be reimbursed, in accordance with the standard Employer policy for employee expense reimbursement, for travel expenses, including the costs of air fare, car rental and overnight lodging, and other reasonable expenses incurred by Executive in the performance of such consulting services, so long as such expenses are substantiated by appropriate documentation.

              (iv) Employer shall, to the fullest extent permitted by law, indemnify the Executive for all amounts (including, without limitation, judgments, fines, settlement payments, losses, damage, costs and expenses, including reasonable attorneys' fees) incurred or paid by Executive in connection with any action, proceeding, suit or investigation arising out of or relating to the performance by the Executive of the consulting services hereunder.

        4. Public Announcements, etc. Executive and the Employer shall cooperate with each other in the preparation and issuance of any press release or other public announcement pertaining to Executive's termination of employment and shall keep the negotiations and the terms of this Agreement completely confidential (except as may be required (i) in the course of obtaining legal advice with respect to the negotiation hereof or with respect to the rights and obligations created hereby, (ii) in the preparation of federal, state or local tax returns, (iii) in the course of enforcing any right or obligation under this Agreement, or (iv) by law or legal process).

        5. Effect on Employment Agreement. (a) The provisions of Sections 3(b) (Indemnification), 8 (Noncompetition and Nondisclosure) and 9 (Return of Confidential Information and Enforcement) of the Employment Agreement shall survive the termination thereof and shall remain in full force and effect. Except as otherwise contemplated hereby, Executive shall deliver all Company property, records and other information, including those referred to in Section 9 of the Employment Agreement, to the Company as promptly as practicable following the Termination Date. In all other respects, except as provided herein or as may be necessary to implement the provisions hereof, the Employment Agreement shall terminate and be of no further force and effect as of the Termination Date. In the event the Company elects to seek injunctive relief to enforce rights under Sections 8 or 9 of the Employment Agreement, it may do so in the State courts of Nevada, or in the United States District Court in Nevada, and Executive hereby consents to personal jurisdiction and venue in any such Nevada court for that purpose throughout the "Restricted Period", as defined in the Employment Agreement.

             (ii) The Executive and the Company agree that they will not now or at any time in the future make any disparaging statements relating to each other to the Company's directors, officers, and/or employees, whether relating to the business of the Company, the actions of either party to this Agreement, or in any other manner. During the Restricted Period, Executive will cooperate with any reasonable request of the Company for information or assistance with respect to its "Route Business" (including but not limited to the current dispute with RiteAid Corporation) to the extent it does not interfere with Executive's then employment or other business endeavors, and shall be promptly reimbursed for all reasonable out-of-pocket costs and expenses incurred in connection herewith.

        6. Release. (a) In consideration of the payments and benefits provided pursuant to Section 2 of this Agreement and subject to paragraph (b) hereof, Executive hereby agrees to and does fully and completely release, discharge and waive any and all claims, complaints, causes of action, actions, suits, debts, sums of money, contracts, controversies, agreements, promises, or demands of whatever kinds, in law or in equity, which he ever had, now has or which he, his heirs, executors or administrators may have against the Employer and its subsidiaries, predecessors, affiliates, successors and assigns, and each and all of their officers and directors, in their capacities as such (collectively, the "Releasees"), by reason of any event, matter, cause or thing which has occurred to the date of execution of this Agreement, relating in any way to the Executive's employment relationship with the Employer or to his termination thereof, whether for severance or based on statutory or common law claims for employment discrimination, wrongful discharge, breach of contract or any other theory, whether legal or equitable, or arising under any statute or regulation, including the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, and the Family Medical Leave Act of 1993, each as amended, or any other federal, state or local law, regulation, ordinance or common law.

             (ii) The Executive acknowledges and agrees that he has twenty-one (21) calendar days from the date he first receives this Agreement, as indicated by the date first written above, to obtain the advice and counsel from the legal representative of his choice and to decide whether to execute this Agreement.

             (iii) The Executive understands that for seven (7) calendar days after he signs this Agreement, he has the right to revoke it, and this Agreement shall not become effective and enforceable until after the passage of the seven-day period without his having revoked it. The other provisions of this Agreement to the contrary notwithstanding, no money and/or benefits payable solely by virtue of this Agreement shall be made until after the passage of the seven-day period without the Executive having revoked it.
The Agreement may not be revoked after the seven-day period. Any revocation shall be in writing and directed to the address referred to in Section 8 hereof.

            (iv) Nothing herein shall be deemed to release (i) any of the Executive's rights under this Agreement (including those rights under the Employment Agreement which survive under, or are incorporated in, this Agreement), (ii) any of the benefits that the Executive has accrued and to which Executive is entitled under the Employer's various employee benefit plans, programs and policies or (iii) any rights to indemnification or to directors and officers liability insurance under the Certificate of Incorporation or By-laws or the Employer or any affiliate or pursuant to the provisions of any plan or agreement.

        7.  Successors; Binding Agreement.

             (a) Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. As used in this Agreement, "Employer" shall mean the Employer as hereinbefore defined and any successor to its business and/or assets as aforesaid or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

             (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        8. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage pre-

paid, addressed as follows:

        If to the Employer:

             Jackpot Enterprises, Inc.
             1110 Palms Airport Drive
             Las Vegas, Nevada   89119
             Attn: President


             With a copy to:

             Ronald D. Lefton
             Camhy, Karlinsky & Stein LLP
             1740 Broadway
             New York, N.Y.  10019-4315

        If to the Executive:

             Don R. Kornstein
             c/o Jackpot Enterprises, Inc.
             1110 Palms Airport Drive
             Las Vegas, Nevada  89119

        With a copy to:

             Stuart N. Alperin
             Skadden, Arps, Slate, Meagher & Flom LLP
             Four Times Square
             New York, New York  10036-6522

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        9. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Employer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or im-plied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of Nevada with-out regard to its conflicts of law principles.

        10. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        12. Arbitration; Reimbursement of Expenses. Except as set forth in Section 9(b) of the Employment Agreement, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Las Vegas, Nevada, or in such other location as may be agreed upon by the parties, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdic-tion. In the event of (a) any arbitration that is commenced by the Executive in good faith pursuant to this Section 12 or (b) any arbitration that is commenced by Employer pursuant to this Section 12 in which the Executive shall prevail, the Employer shall reim-burse the Executive for all legal fees incurred by the Executive in connection therewith. The Employer shall pay Executive's legal fees incurred in connection with entering into this Agreement and shall pay or reimburse Executive for all other expenses (including regulatory-related expenses) incurred in connection with his termination of employment or his activities pursuant to the consulting arrangement described herein.

        13. Entire Agreement. This Agreement and the applicable provisions of the Employment Agreement set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede any and all other prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. Executive acknowledges that he has not relied on any oral or written representations not explicitly contained herein in entering into and executing this Agreement

        IN WITNESS WHEREOF, the parties have executed this Agree-ment as of the date and year first above written.

                          JACKPOT ENTERPRISES, INC.



                          By:   /s/ Allan R. Tessler
                          __________________________
                          Name:  Allan R. Tessler
                          Title: Chairman

                          /s/ Don R. Kornstein
                          __________________________
                          Don R. Kornstein